Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
February 3, 2010	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.
Broadcom Corporation
5300 California Avenue
Irvine, California 92617
          Re: Registration Statement on Form S-8; 28,494,479 shares of Class A Common Stock, $0.0001 par value per share
Ladies and Gentlemen:
     We have acted as securities counsel to Broadcom Corporation, a California corporation (the “Company”), in connection with the filing on February 3, 2010 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of the following shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”): (i) an additional 22,300,027 Shares for issuance under the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated (the “Broadcom Incentive Plan”) and (ii) an additional 6,194,452 Shares for issuance under the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated (the “Broadcom ESPP” and collectively with the Broadcom Incentive Plan, the “Plans”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without independently verifying such factual matters. We are opining herein only as to the General Corporation Law of the State of California, and we express no opinion with respect to any other laws or as to any matters of municipal law or any other local agencies within any state.

February 3, 2010

     Subject to the foregoing and reliance thereto, it is our opinion that, upon the issuance and delivery of the Shares in the manner contemplated by the Plans, assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith) and subject to the Company complying with all other terms of the Plans, including, without limitation, receipt of legal consideration in excess of the par value of each Share issued, and when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Plans’ participants or when certificates representing the Shares have been signed by an authorized officer of the transfer agent and registrar therefor, the Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of California.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ LATHAM & WATKINS LLP
LATHAM & WATKINS LLP